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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Jones Apparel Group, Inc. on Form S-4 of our report dated March 17, 1998, except for the sixth paragraph of Note 3 dated April 1, 1998 and the third paragraph of Note 21 dated April 14, 1998, incorporated by reference in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading 'Experts' in the Prospectus.




                                          /s/ DELOITTE & TOUCHE LLP

                                          DELOITTE & TOUCHE LLP

Stamford, Connecticut
April 7, 1999



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